UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 2

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

CATALYTICA ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0410420
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

301 West Warner Road, Suite 132, Tempe, AZ  85284

(Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates (if applicable):

000-31953

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The registrant hereby amends the following Items and Exhibits of its Registration Statement on Form 8-A filed February 6, 2002, as amended by Amendment No. 1 to Registration Statement on Form 8-A filed November 22, 2004 (as so amended, the “Amended Form 8-A”), to reflect an amendment to the registrant’s Amended and Restated Preferred Stock Rights Agreement dated as of November 22, 2004, by and between the registrant and Mellon Investor Services LLC (the “Rights Agreement”).  Capitalized terms used but not defined in this Amendment No. 2 to Registration Statement on Form 8-A shall have the meanings ascribed to them in the Amended Form 8-A.

Item 1.        Description of Registrant’s Securities to be Registered

Item 1 of the Amended Form 8-A is hereby amended and supplemented by adding the following paragraph immediately below the second paragraph of such Item 1:

On December 14, 2006, the Company and the Rights Agent entered into an amendment to the Rights Agreement (the “Amendment”).  The Rights Agreement previously provided that if the Board of Directors of the Company determines in good faith that a person who would otherwise be an Acquiring Person under the Rights Agreement has become such inadvertently and without any intention of changing or influencing control of the Company, and if such person divested or divests as promptly as practicable a sufficient number of shares of Common Stock of the Company so that the person would no longer be an Acquiring Person, then the person will not be deemed to be or to have become an Acquiring Person for purposes of the Rights Agreement.  As amended by the Amendment, the Rights Agreement now provides that any such person will not be deemed to be or to have become an Acquiring Person for purposes of the Rights Agreement if such person divested or divests such shares with reasonable promptness, as determined in the discretion of the Board of Directors of the Company.  In addition, the Amendment provides that in its determination of whether a person has divested or will divest with reasonable promptness, the Company’s Board of Directors may take into account such factors as it deems relevant, which may in the discretion of the Board of Directors include the potential impact of the divestiture by such person on the Company’s stock price, any liability of such person which may result from such divestment arising in connection with Section 16 of the Securities Exchange Act of 1934 and any undertakings by such person, which the Board of Directors deems reasonably necessary to ensure compliance with Section 1(a) of the Rights Agreement (relating to the definition of an Acquiring Person).

The foregoing summary of the Amendment  and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Rights Agreement, which are filed as Exhibit 4.3 and Exhibit 4.2 hereto, respectively, and incorporated by reference in their entirety herein.

Item 2.        Exhibits

The following exhibits are filed as part of this registration statement:

3.1(1)                   Amended and Restated Certificate of Incorporation of Catalytica Energy Systems, Inc., dated December 13, 2000.

3.2(2)                   Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Catalytica Energy Systems, Inc.

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3.3(3)                   Form of Amended and Restated Bylaws of Catalytica Energy Systems, Inc.

4.1(1)                   Stock Specimen of the Registrant.

4.2(4)                   Amended and Restated Preferred Stock Rights Agreement between Catalytica Energy Systems, Inc. and Mellon Investor Services LLC dated as of November 22, 2004, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively.

4.3(5)                   Amendment No. 1, dated as of December 14, 2006, to Amended and Restated Preferred Stock Rights Agreement between Catalytica Energy Systems, Inc. and Mellon Investor Services LLC dated as of November 22, 2004.

(1)          Incorporated by reference to Exhibit 3.1 to the registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-44772), filed January 12, 2001.

(2)          Incorporated by reference to Exhibit A of Exhibit 4.1 to the registrant’s Amendment No. 1 to Registration Statement on Form 8-A (File No. 000-31953), filed November 22, 2004.

(3)          Incorporated by reference to Exhibit 3.2 to registrant’s Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-44772), filed November 1, 2000.

(4)          Incorporated by reference to Exhibit 4.1 to the registrant’s Amendment No. 1 to Registration Statement on Form 8-A (File No. 000-31953), filed November 22, 2004.

(5)          Filed herewith.

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Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 14, 2006	CATALYTICA ENERGY SYSTEMS, INC.

	By:	/s/ ROBERT W. ZACK
Robert W. Zack
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
3.1(1)	Amended and Restated Certificate of Incorporation of Catalytica Energy Systems, Inc., dated December 13, 2000.
3.2(2)	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Catalytica Energy Systems, Inc.
3.3(3)	Form of Amended and Restated Bylaws of Catalytica Energy Systems, Inc.
4.1(1)	Stock Specimen of the Registrant.
4.2(4)

Amended and Restated Preferred Stock Rights Agreement between Catalytica Energy Systems, Inc. and Mellon Investor Services LLC dated as of November 22, 2004, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively.

4.3(5)

Amendment No. 1, dated as of December 14, 2006, to Amended and Restated Preferred Stock Rights Agreement between Catalytica Energy Systems, Inc. and Mellon Investor Services LLC dated as of November 22, 2004.

(1)          Incorporated by reference to Exhibit 3.1 to the registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-44772), filed January 12, 2001.

(2)          Incorporated by reference to Exhibit A of Exhibit 4.1 to the registrant’s Amendment No. 1 to Registration Statement on Form 8-A (File No. 000-31953), filed November 22, 2004.

(3)          Incorporated by reference to Exhibit 3.2 to registrant’s Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-44772), filed November 1, 2000.

(4)          Incorporated by reference to Exhibit 4.1 to the registrant’s Amendment No. 1 to Registration Statement on Form 8-A (File No. 000-31953), filed November 22, 2004.

(5)          Filed herewith.